Exhibit 99.1

Twin Disc Announces Third Quarter Results

MILWAUKEE, Wis., May 7, 2025 (GLOBE NEWSWIRE) -- Twin Disc, Inc. (NASDAQ: TWIN) today reported results for the third quarter ended March 28, 2025.

Fiscal Third Quarter 2025 Highlights

●	Sales increased 9.5% year-over-year to $81.2 million
●	Net loss attributable to Twin Disc was ($1.5) million and EBITDA* of $4.0 million
●	Operating cash flow of $3.4 million
●	Healthy six-month backlog of $133.7 million supported by strong ongoing order activity

CEO Perspective

“Our third quarter results reflect another solid performance, with sequential margin improvement and strong momentum exiting the quarter. Strength across our core marine propulsion markets, particularly in North America and Europe, supported results, while order activity for Veth remained robust, continuing to be driven by demand in the luxury yacht and riverboat vessels. Though the global macro environment remains uncertain, our diversified geographic footprint and mission-critical portfolio continue to provide resiliency. Our six-month backlog grew meaningfully sequentially, supported by sustained order activity across key markets along with the addition of Kobelt,” commented John H. Batten, President and Chief Executive Officer of Twin Disc.

“We remain focused on executing our long-term strategy, including integrating recent acquisitions, driving operational efficiencies, and positioning Twin Disc as a leader in hybrid and electric marine solutions. Our ability to adapt to changing trade dynamics, supported by a flexible global supply chain and manufacturing network, enhances our confidence in delivering long-term value.” concluded Mr. Batten.

Third Quarter Results

Sales for the fiscal 2025 third quarter increased 9.5% year-over-year to $81.2 million, driven by the addition of Katsa Oy and Kobelt, along with strength in the Company’s Marine and Propulsion Systems and Industrial product segments. On an organic basis, which excludes the impacts of acquisitions and foreign currency exchange, revenue increased 1.7%, due primarily to continued strength in Veth offset by reduced shipments of oil and gas transmissions into China.

Sales by product group (certain amounts have been reclassified from Marine and Propulsion to Other):

Product Group (Thousands of $):	Q3 FY25 Sales	Q3 FY24 Sales	Change (%)
Marine and Propulsion Systems	$49,297	$44,530	10.7%
Land-Based Transmissions	17,776	19,090	-6.9%
Industrial	9,734	6,232	56.2%
Other	4,435	4,309	2.9%
Total	$81,242	$74,161	9.5%

Twin Disc delivered double-digit sales growth year-over-year in the European region. With the acquisition of Katsa, the distribution of sales across geographical regions shifted, with a lower proportion of sales coming from the Non-European regions.

Gross profit increased 3.8% to $21.7 million compared to $20.9 million for the third quarter of fiscal 2024. Third quarter gross margin decreased approximately 150 basis points to 26.7% from the prior year period, reflecting the impact of an unfavorable product mix, with reduced shipments of oil and gas transmissions into China.

Marketing, engineering and administrative (ME&A) expense increased by $2.3 million, or 13.2%, to $19.4 million, compared to $17.2 million in the prior year quarter. The increased ME&A expense was primarily driven by the addition of Katsa and Kobelt and, an increase to professional fees and an inflationary impact on wages and benefits.

Net loss attributable to Twin Disc for the quarter was ($1.5 million), or ($0.11) per diluted share, compared to net income attributable to Twin Disc of $3.8 million, or $0.27 per diluted share, for the third fiscal quarter of 2024. The year-over-year change was driven by reduced operating income, an increase in Other Expense ($1.6 million) related to a currency loss ($1.1 million) and an increase in the amortization of the net actuarial loss related to the Company’s domestic defined benefit pension plan ($0.5 million). Earnings before interest, taxes, depreciation, and amortization (EBITDA) were $4.0 million in the third quarter, down 42.7% compared to the third quarter of fiscal 2024.

On a consolidated basis, the backlog of orders to be shipped over the next six months is approximately $133.7 million, compared to $124.0 million at the end of the second quarter. As a percentage of six-month backlog, inventory decreased from 103.4% at the end of the second quarter, to 103.2% at the end of the third quarter. Compared to the third fiscal quarter of 2024, cash decreased 19.1% to $16.2 million, total debt increased 139.3% to $40.8 million, and net debt* increased $31.3 million to $24.5 million. The increase was primarily attributable to higher long-term debt related to the Katsa and Kobelt acquisitions.

CFO Perspective

Jeffrey S. Knutson, Vice President of Finance, Chief Financial Officer, Treasurer and Secretary, stated, “Twin Disc delivered improved margins and positive free cash flow in the third quarter, driven by stronger operational execution and disciplined cost control. Gross margins remained strong at 26.7%, reflecting improvement through the quarter, with Veth performance showing notable progress. While foreign exchange volatility impacted results, core operational trends were encouraging. As we continue to integrate Kobelt and Katsa and identify further efficiencies across the business, we remain focused on advancing our strategic priorities. Our ability to generate cash and maintain a strong balance sheet positions us well to support long-term growth and navigate ongoing macroeconomic uncertainty.”

Discussion of Results

Twin Disc will host a conference call to discuss these results and to answer questions at 9:00 a.m. Eastern time on May 7, 2025. The live audio webcast will be available on Twin Disc’s website at https://ir.twindisc.com. To participate in the conference call, please dial (646) 307-1963 approximately ten minutes before the call is scheduled to begin. A replay of the webcast will be available at https://ir.twindisc.com shortly after the call until May 6, 2026.

About Twin Disc

Twin Disc, Inc. designs, manufactures, and sells marine and heavy-duty off-highway power transmission equipment. Products offered include marine transmissions, azimuth drives, surface drives, propellers, and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches, and control systems. The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government, and industrial markets. The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network. For more information, please visit www.twindisc.com.

Forward-Looking Statements

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations, and releases. The words “anticipates,” “believes,” “intends,” “estimates,” and “expects,” or similar anticipatory expressions, usually identify forward-looking statements. The Company intends that such forward-looking statements qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from current expectations. Such risks and uncertainties include the impact of general economic conditions and the cyclical nature of many of the Company’s product markets; foreign currency risks and other risks associated with the Company’s international sales and operations; the ability of the Company to successfully implement price increases to offset increasing commodity costs; the ability of the Company to generate sufficient cash to pay its indebtedness as it becomes due; and the possibility of unforeseen tax consequences and the impact of tax reform in the U.S. or other jurisdictions. These and other risks are described under the caption “Risk Factors” in Item 1A of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission, as supplemented in subsequent periodic reports filed with the Securities and Exchange Commission. Accordingly, the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. The Company assumes no obligation, and disclaims any obligation, to publicly update or revise any forward-looking statements to reflect subsequent events, new information, or otherwise.

*Non-GAAP Financial Information

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Organic net sales is defined respectively as net sales excluding the recent acquisitions of Katsa Oy and Kobelt while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation, and amortization expenses.

Net debt is calculated as total debt less cash.

Investors:

Riveron

TwinDiscIR@Riveron.com

Source: Twin Disc, Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per-share data; unaudited)

	For the Quarter Ended		For the Three Quarters Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Net sales	$81,242	$74,161	$244,060	$210,709
Cost of goods sold	59,536	53,221	179,773	149,377
Cost of goods sold - Other	-	-	1,579	3,099
Gross profit	21,706	20,940	62,708	58,233

Marketing, engineering, and administrative expenses	19,472	17,199	57,811	51,268
Restructuring expenses	287	139	355	207
Income from operations	1,947	3,602	4,542	6,758

Other (expense) income:
Interest expense	(660)	(263)	(1,791)	(1,049)
Other (expense) income, net	(1,567)	959	(2,525)	649
	(2,227)	696	(4,316)	(400)

(Loss) income before income taxes and noncontrolling interest	(280)	4,298	226	6,358
Income tax expense	1,142	398	3,320	2,606
Net (loss) income	(1,422)	3,900	(3,094)	3,752
Less: Net earnings attributable to noncontrolling interest, net of tax	(50)	(78)	(223)	(173)
Net (loss) income attributable to Twin Disc, Incorporated	$(1,472)	$3,822	$(3,317)	$3,579

Dividends per share	$0.04	$0.04	$0.12	$0.08

(Loss) income per share data:
Basic (loss) income per share attributable to Twin Disc, Incorporated common shareholders	$(0.11)	$0.28	$(0.24)	$0.26
Diluted (loss) income per share attributable to Twin Disc, Incorporated common shareholders	$(0.11)	$0.27	$(0.24)	$0.26

Weighted average shares outstanding data:
Basic shares outstanding	13,895	13,742	13,841	13,663
Diluted shares outstanding	13,895	13,904	13,841	13,852

Comprehensive income (loss)
Net (loss) income	$(1,422)	$3,900	$(3,094)	$3,752
Benefit plan adjustments, net of income taxes of ($5), $10, ($3) and $2, respectively	201	(191)	(1,245)	(470)
Foreign currency translation adjustment	4,152	(3,084)	74	(930)
Unrealized (loss) gain on hedges, net of income taxes of $0, $0, $0 and $0, respectively	(653)	196	(360)	(73)
Comprehensive income (loss)	2,278	821	(4,625)	2,279
Less: Comprehensive income attributable to noncontrolling interest	(82)	(34)	(340)	(224)
Comprehensive income (loss) attributable to Twin Disc, Incorporated	$2,196	$787	$(4,965)	$2,055

RECONCILIATION OF CONSOLIDATED NET (LOSS) INCOME TO EBITDA

(In thousands; unaudited)

	For the Quarter Ended		For the Three Quarters Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024

Net (loss) income attributable to Twin Disc	$(1,472)	$3,822	$(3,317)	$3,579
Interest expense	660	263	1,791	1,049
Income tax expense	1,142	398	3,320	2,606
Depreciation and amortization	3,659	2,474	10,194	7,497
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$3,989	$6,957	$11,988	$14,731

RECONCILIATION OF TOTAL DEBT TO NET DEBT

(In thousands; unaudited)

	March 28, 2025	March 29, 2024

Current maturities of long-term debt	$3,000	$2,000
Long-term debt	37,774	15,042
Total debt	40,774	17,042
Less cash	16,245	23,843
Net debt	$24,529	$(6,801)

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES

(In thousands; unaudited)

	March 28, 2025	March 29, 2024

Net Sales	$81,242	$74,161
Less: Acquisitions/Divestitures	(8,346)	-
Less: Foreign Currency Impact	2,534	-
Organic Net Sales	$75,430	$74,161

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands; except share amounts, unaudited)

	March 28, 2025	June 30, 2024
ASSETS
Current assets:
Cash	$16,245	$20,070
Trade accounts receivable, net	57,315	52,207
Inventories,net	137,957	130,484
Other current assets	20,451	16,870
Total current assets	231,968	219,631

Property, plant and equipment, net	63,659	58,074
Right-of-use assets operating lease assets	17,016	16,622
Goodwill	2,107	-
Intangible assets, net	12,930	12,686
Deferred income taxes	2,497	2,339
Other noncurrent assets	2,705	2,706
Total assets	$332,882	$312,058
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,000	$2,000
Current maturities of right-of use operating lease obligations	3,155	2,521
Accounts payable	31,568	32,586
Accrued liabilities	72,134	62,409
Total current liabilities	109,857	99,516
Long-term debt	37,774	23,811
Right-of-use lease obligations	14,349	14,376
Accrued retirement benefits	9,610	7,854
Deferred income taxes	4,768	5,340
Other long-term liabilities	6,335	6,107
Total liabilities	182,693	157,004

Twin Disc, Incorporated shareholders' equity:
Preferred shares authorized: 200,000; issued: none; no par value	-	-
Common shares authorized: 30,000,000; issued: 14,632,802; no par value	40,927	41,798
Retained earnings	124,572	129,592
Accumulated other comprehensive loss	(8,554)	(6,905)
	156,945	164,485
Less treasury stock, at cost (485,141 and 637,778 shares, respectively)	7,448	9,783
Total Twin Disc, Incorporated shareholders' equity	149,497	154,702
Noncontrolling interest	692	352
Total equity	150,189	155,054

Total liabilities and equity	$332,882	$312,058

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands; unaudited)

	For the Three Quarters Ended
	March 28, 2025	March 29, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,094)	$3,752
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,194	7,497
(Gain) loss on sale of assets	(72)	(87)
Loss on write-down of industrial product inventory	1,579	-
Loss on sale of boat management product line and related inventory	-	3,099
Restructuring expenses	238	128
(Benefit) provision for deferred income taxes	(790)	239
Stock compensation expense and other non-cash changes, net	3,124	2,242
Net change in operating assets and liabilities	(3,648)	5,403

Net cash provided by operating activities	7,531	22,273

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant, and equipment	(7,452)	(7,598)
Acquisition of Kobelt, less cash acquired	(16,346)	-
Proceeds from sale of property, plant, and equipment	102	-
Other, net	(274)	(167)

Net cash used by investing activities	(23,970)	(7,765)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt agreement	6,500	-
Borrowings under revolving loan arrangements	95,727	66,661
Repayments of revolving loan arrangements	(86,434)	(66,661)
Repayments of other long-term debt	(1,000)	(1,510)
Dividends paid to shareholders	(1,702)	(1,119)
Payments of right-of-use finance lease obligations	(1,646)	(663)
Payments of withholding taxes on stock compensation	(1,256)	(1,791)

Net cash provided (used) by financing activities	10,189	(5,083)

Effect of exchange rate changes on cash	2,425	1,155

Net change in cash	(3,825)	10,580

Cash:
Beginning of period	20,070	13,263
End of period	$16,245	$23,843